UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 21, 2007

Armor Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18863 (Commission File Number)	59-3392443 (IRS Employer Identification No.)

13386 International Parkway, Jacksonville, Florida (Address of Principal Executive Offices)	32218 (Zip Code)

(904) 741-5400
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 21, 2007, the United States Department of the Treasury notified Armor Holdings, Inc., a Delaware corporation (“Armor”), that the Committee on Foreign Investment in the United States (“CFIUS”) completed its review of the proposed merger (the “Merger”) of Jaguar Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of BAE Systems, Inc., a Delaware corporation (“BAE Systems”), with and into Armor pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) among Armor, BAE Systems and Merger Sub, dated as of May 7, 2007. CFIUS determined that there were no issues of national security to warrant an investigation under the Exon-Florio Amendment. Therefore, CFIUS concluded action under the Exon-Florio Amendment with respect to the Merger.

Completion of this CFIUS review was one of the conditions to the consummation of the Merger contained in the Merger Agreement. The Merger continues to be subject to, among other conditions, the approval of the stockholders of Armor and compliance with The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”).

On June 18, 2007, with Armor’s consent, BAE Systems voluntarily withdrew its HSR filing and refiled in order to extend the initial HSR review period. Armor continues to expect the Merger to close during the third quarter of 2007.

Additional Information and Where to Find It

This communication is not a solicitation of a proxy from any security holder of Armor. The proposed transaction will be submitted to Armor’s stockholders for their consideration, and Armor will file a definitive proxy statement to be used to solicit stockholder approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the ‘‘SEC’’). Armor’s stockholders are urged to read the definitive proxy statement regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A definitive proxy statement seeking approval of the proposed transaction will be sent to security holders of Armor. You will be able to obtain a free copy of the definitive proxy statement, as well as other filings containing information about Armor with the SEC at the SEC’s website at www.sec.gov. Copies of the definitive proxy statement and the SEC filings that will be incorporated by reference in the definitive proxy statement can also be obtained, when available, without charge, by directing a request to Armor Holdings, Inc., to Ian Graham, our Senior Vice President, General Counsel and Secretary, at 13386 International Parkway, Jacksonville, Florida, 32218 or at Armor’s Investor Relations page on its corporate website at www.armorholdings.com. Information on our Internet website does not constitute a part of this Current Report on Form 8-K.

In addition, Armor and its officers and directors may be deemed to be participants in the solicitation of proxies from Armor stockholders with respect to the Merger. A description of any interests that Armor’s officers and directors have in the Merger will be available in the definitive proxy statement when it becomes available. Information concerning Armor’s directors and executive officers is set forth in Armor’s proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 30, 2007 and its Annual Report on Form 10-K, which was filed with the SEC on February 26, 2007. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to the investor relations page on its corporate website at www.armorholdings.com.

Information in this Report may involve guidance, expectations, beliefs, plans, intentions or strategies regarding the future. Armor may use words such as ‘‘anticipates,’’ ‘‘believes,’’ ‘‘plans,’’ ‘‘expects,’’ ‘‘intends,’’ ‘‘future,’’ and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties are described in Armor’s filings with the Securities and Exchange Commission, including Armor’s Registration Statement on Form S-3, its 2006 Form 10-K and amendments thereto and most recently filed Forms 8-K and 10-Q. All forward-looking statements included in this Report are based upon information available to Armor as of the date of this Report, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this document. Numerous factors could cause or contribute to such risks and uncertainties. Such factors include risks and uncertainties specific to the proposed transaction, including but not limited to adverse effects on the market price of the Armor’s common stock and on Armor’s operating results because of failure to complete the proposed transaction (due to failure to obtain stockholder or regulatory approvals or to satisfy all of the other conditions to the proposed transaction).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2007

ARMOR HOLDINGS, INC.

By:	/s/ Robert R. Schiller
Name: Robert R. Schiller Title: President and Chief Operating Officer